Joint Filing Agreement


     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common shares of Mity Enterprises, Inc. a Utah corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D.


IN WITNESS WHEREOF, the undersigned have executed this agreement as of this 1st day of June 2005.



                                                   June 1, 2005
                                        --------------------------------------
                                                       (Date)


                                                 /s/ Mario Cibelli*
                                        --------------------------------------
                                                     Mario Cibelli



                                             MARATHON PARTNERS, L.P.
                                             By its General Partner
                                             Cibelli Capital Management, L.L.C.

                                                 /s/ Mario Cibelli*
                                        --------------------------------------

                                              By:     Mario Cibelli
                                              Title:  Managing Member



                                            CIBELLI CAPITAL MANAGEMENT, L.L.C.

                                                 /s/ Mario Cibelli*
                                          --------------------------------------

                                              By:     Mario Cibelli
                                              Title:  Managing Member


03366.0001 #576045